UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 25, 2011

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 25, 2011, at a conference for investors and analysts, Verizon Communications Inc. (Verizon) discussed its 2010 results and a strategic and financial overview of 2011 and beyond.

Verizon reported that 2010 capital expenditures of $16.5 billion declined $414 million, or 2.5%, compared with 2009, and noted that it has reallocated capital between its wireline and wireless businesses, shifting more toward its growth opportunities in order to maximize investment returns. In wireline, capital expenditures declined to $7.3 billion in 2010, a decrease of approximately 26% since 2008. In wireless, capital expenditures grew to $8.4 billion in 2010, an increase of approximately 30% since 2008.

Attached as Exhibit 99.1 is a press release and related schedule dated January 25, 2011 issued by Verizon Communications Inc.

NOTE: This report contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of adverse conditions in the U.S. and international economies; the effects of competition in our markets; materially adverse changes in labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; the effect of material changes in available technology; any disruption of our suppliers’ provisioning of critical products or services; significant increases in benefit plan costs or lower investment returns on plan assets; the impact of natural or man-made disasters or existing or future litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; any changes in the regulatory environments in which we operate, including any loss of or inability to renew wireless licenses, and the final results of federal and state regulatory proceedings and judicial review of those results; the timing, scope and financial impact of our deployment of fiber-to-the-premises broadband technology; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to complete acquisitions and dispositions; our ability to successfully integrate Alltel Corporation into Verizon Wireless’ business and achieve anticipated benefits of the acquisition; and the inability to implement our business strategies.

Non-GAAP Measures

Exhibit 99.1 includes selected consolidated financial information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance the understanding of Verizon’s GAAP financial information and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies.

The following non-GAAP financial measures management believes are useful to investors and other users of our financial information in evaluating our operating results and understanding trends.

•

Consolidated Adjusted Operating Revenues excludes from prior periods the operating revenues associated with the Wireless and Wireline properties divested in 2010, and the Wireless deferred revenue adjustment.

•

Consolidated Adjusted Net Income attributable to Verizon excludes from prior periods the operating revenues associated with the Wireless and Wireline properties divested in 2010, the Wireless deferred revenue adjustment, and the net income impact of non-operational or non-recurring items to reported net income attributable to Verizon.

•	Adjusted EPS is calculated by excluding the impact of divested operations and adding back the EPS impact of non-operational or non-recurring items to reported EPS.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item	9.01. Financial Statements and Exhibits

               (d) Exhibits

Exhibit Number	Description

99.1	Press release and related schedule issued by Verizon Communications Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: January 27, 2011	/s/ Robert J. Barish
Robert J. Barish
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1 Press release and related schedule issued by Verizon Communications Inc.